Exhibit 10.2

Dated                                15 June                                2011

Signature Industries Limited (1)

McMurdo Limited (2)

Digital Angel Corporation (3)

Agreement Amending the Business Purchase Agreement relating to the Sarbe Business and Assets

Power House, Harrison Close, Knowlhill
Milton Keynes  MK5 8PA

Tel : (01908) 668555
Fax: (01908) 685085
www.kimbells.com

Ref: ADS79-58

DATE                                     15 JUNE                                2011

PARTIES

(1)	Signature Industries Limited, a company incorporated under the laws of England (registered number 2800561) whose registered office is at Tom Cribb Road, Thamesmead, London SE28 0BH (the Seller);

(2)	McMurdo Limited, a company incorporated under the laws of England (registered number 6952856 whose registered office is at Silver Point, Airport Service Road, Portsmouth PO3 5PB (the Buyer); and

(3)	Digital Angel Corporation, a company incorporated under the laws of the state of Delaware, whose registered office is 490 Villaume Avenue, South St, Paul MN 55075 -2433 USA (the Guarantor).

AGREED TERMS

1	Definitions and Interpretation

1.1	In this Agreement, unless the context otherwise requires, the following words will have the following meanings:

Business Purchase Agreement: the agreement dated 31 May 2011 between the Seller, the Buyer and the Guarantor relating to the business and assets of the Sarbe business division of the Seller

1.2	In this Agreement, unless the context requires otherwise:

1.2.1
save as otherwise provided in the Agreement, words and expressions used in this Agreement that are defined in the provisions of the Companies Act 2006 or the Insolvency Act 1986 in force at the date of this Agreement shall be read as having those meanings;

1.2.2
references to a Clause or Schedule are to a clause of or a schedule to this Agreement; references to this Agreement include its schedules; and references in a Schedule to a paragraph are to a paragraph of that Schedule;

1.2.3	references to this Agreement or any other document are to this Agreement or that document as amended from time to time;

1.2.4
the singular includes the plural and vice versa; references to any gender include every gender, and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

1.2.5	all headings and subheadings are for convenience, have no legal effect and should be ignored in the interpretation of this Agreement;

1.2.6	the words other, otherwise, including and in particular or any similar expression do not limit the generality of any preceding words;

1.2.7
any obligation not to do anything is deemed to include an obligation not to suffer, permit or cause that thing to be done if it is within the power of the relevant person to prevent that thing being done;

1.2.8
agreements includes any agreement, arrangement, contract, commitment, scheme or understanding (whether or not made in writing) whether legally binding  or not and references to being party to an agreement will be construed accordingly; and

1.2.9
any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, person or any other legal concept shall, in respect of any other jurisdiction, be treated as including that which in its nature and effect most nearly approximates in that jurisdiction to the English legal term.

2	Agreement to Amend

The parties to this Agreement agree that the amendments marked up on the copy of the Business Purchase Agreement set out in Schedule 1 to this Agreement shall be made to the Business Purchase Agreement, with effect from the execution of this Agreement.

3	Announcements and Publicity

No announcement or circular or other publicity in connection with the subject matter of this Agreement will be made by or on behalf of the Seller and the Buyer without the approval of the other as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed) save that any announcement, circular or other publicity required to be made or issued by the Seller or the Buyer pursuant to any legal or regulatory authority may be made or issued by the Seller or the Buyer without such approval.  The parties will consult together upon the form of any such announcement, circular or other publicity.

4	Notices

4.1
Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 4.2 and may be:

4.1.1	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

4.1.2	if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given 2 Business Days after the date of posting; or

4.1.3	if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given 7 Business Days after the date of posting; or

4.1.4
sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 5 pm (at the place where such fax is to be received) on any day shall be deemed to have been received at 8am on the next Business Day.

4.2	The addresses and other details of the parties referred to in clause 4.1 are, subject to clause 4.3:

4.2.1	Name: Signature Industries Limited

For the attention of: Mike Cook

Address: Tom Cribb Road, Thamesmead, London SE28 0BH England

Fax number: +44 (0)208 317 8722

with a copy to Faye Pepper at Kimbells LLP (reference ADS79-58), Fax number 01908 685085

4.2.2	Name: McMurdo Limited

For the attention of: Jeremy Harrison

Address: Silver Point, Airport Service Road, Portsmouth PO3 5PB

Fax number: +44 (0)2392 623 998

with a copy to Christophe François at Orolia S.A 291 rue Albert Caquot, 06560 Sophia-Antipolis, France, Fax number +33 (0)4 92 38 09 75

4.2.3	Name: Digital Angel Corporation

For the attention of: Joe Grillo

Address: 490 Villaume Avenue, South St, Paul MN 55075 -2433 USA

Fax number: +00 (1) 425 963 0958

with a copy to Faye Pepper at Kimbells LLP (reference ADS79-58), Fax number 01908 685085

4.3
Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 4.2, provided that such notification shall be effective only on the date specified in such notice or five Business Days after the notice is given, whichever is later.

5	Successors, Assigns and Third Parties

5.1	This Agreement will be binding upon and ensure for the benefit of each party’s successors.

5.2
The parties agree that (save where may be expressly stated otherwise in this Agreement) for the purposes of the Contracts (Rights of Third Parties) Act 1999 they do not intend any person other than a party to this Agreement to be able to enforce any term of this Agreement.

6	Variation

No variation or amendments of this Agreement will be valid unless made in writing and signed by or on behalf of each of the parties.

7	Waiver

7.1
Any waiver of any provision of this Agreement must be in writing and signed by or on behalf of each of the parties.  No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.2	Any waiver by any party of a breach of any provision of this Agreement will not be a waiver of any subsequent breach of the same or any other provision.

7.3
All the parties' respective rights and remedies under this Agreement or by law are cumulative so a reference to or the exercise of one remedy does not affect any of the others and any failure to exercise or delay in exercising any rights or remedies, will not operate as a waiver or prevent any further exercise of them.

8	Costs

The parties will pay their own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement.

9	Severance

If any provision of this Agreement will be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable such invalidity or unenforceability will not affect the other provisions of this Agreement which will remain in full force and effect.

10	Entire Agreement

10.1
This Agreement and the Transaction Agreements (as defined in the Business Purchase Agreement) entered, or to be entered into, pursuant to the terms of this Agreement or entered into between the Seller and the Buyer in writing and expressly referring to this Agreement:

10.1.1	together constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and

10.1.2
(in relation to such subject matter) supersede all prior discussions, understandings and agreements between the parties and their agents (or any of them) and all prior representations and expressions of opinion by any party (or its agent) to any other party (or its agent) including any heads of terms and confidentiality agreements entered into by any of the parties in connection with the purpose of this Agreement.

10.2	Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter of this Agreement.

11	Counterparts

This Agreement may be entered into in any number of counterparts, each of which when executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

12	Miscellaneous

12.1
No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

12.2
If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

12.3
If any dispute arises in connection with this Agreement the parties will first attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDER) Model Mediation Procedure. Unless otherwise agreed by the parties the mediator will be nominated by CEDR. For the avoidance of doubt, this will not preclude a party to issue proceedings in accordance with clause 13, such proceedings being, when appropriate, stayed pending determination of the mediator under this clause 12.3.

13	Applicable Law and Jurisdiction and Remedy and Agents for Services

13.1
English law governs this Agreement.  Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter arising out of or in connection with this Agreement and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

13.2	The only remedy available to a party for breach of any of the provisions of this Agreement is for breach of contract under the terms of this Agreement.

14	Post-Completion Effect

This Agreement will remain in full force and effect after and notwithstanding completion in respect of all obligations, agreements, covenants, undertakings or conditions contained in or implied by this Agreement which have not been done, observed or performed at or prior to completion and all warranties and indemnities contained in this Agreement including the Warranties (as defined in the Business Purchase Agreement) will continue in full force and effect after and notwithstanding completion and the parties may take action for any breach of non-fulfilment of any of them after completion.

In witness whereof this Agreement has been executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

Amendments to the Business Purchase Agreement

Executed as a Deed by Signature Industries Limited acting by a director in the presence of: Witness Signature Witness Name Address	MIKE COOK Director
Executed as a Deed by McMurdo Limited acting by a director in the presence of: Witness Signature Witness Name Address	CHRISTOPHE FRANCOIS Director
Executed as a Deed by Digital Angel Corporation a company incorporated in Minnesota, by Joseph Grillo, being a person who, in accordance with the laws of Minnesota, is acting under the authority of the company:
JOSEPH GRILLO Authorised Signatory